UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                            Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 31, 2009, Implant Sciences Corporation (the “Company”) received written notice from DMRJ Group LLC (“DMRJ”), withdrawing its December 20, 2009 default notice with respect to the Company’s failure to repay an aggregate of $7,505,678 in principal, together with approximately $149,292 of interest, upon the maturity of certain promissory notes due on December 10, 2009.

DMRJ has not waived the Company’s defaults and has reserved all of its rights under such promissory notes and the related loan and security agreements. However, DMRJ also stated that it is willing to enter into discussions and negotiations with the Company regarding a potential restructuring of the loans and the related agreements.

Also on December 31, 2009, DMRJ elected to convert $120,000 of the principal amount owed by the Company under one of the promissory notes into 1,500,000 shares of the Company’s common stock, at an adjusted conversion price of $.08 per share. DMRJ has indicated that it may convert additional portions of the Company’s indebtedness on similar terms. Under the promissory notes and related agreements, however, DMRJ may not convert any portion of the notes if the number of shares of common stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by DMRJ at such time, would result in DMRJ beneficially owning in excess of 4.99% of the then issued and outstanding shares of common stock. DMRJ may waive such limitation by providing the Company with 61 days’ prior written notice.

The Company is currently in discussions with DMRJ with respect to these defaults. No assurance can be given that the Company will be able to restructure its loans, or enter into any other arrangement acceptable to DMRJ.

Item 3.02.                      Unregistered Sales of Equity Securities

See the disclosures regarding the issuance of 1,500,000 shares of Common Stock in Item 2.04 above, which are incorporated herein by this reference. The issuance of such shares was exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) of such Act.

Item 7.01.	Regulation FD Disclosure

On December 31, 2009, the Company issued a press release announcing the events described in Item 2.04 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                         Description

99.1                      Press Release of Implant Sciences Corporation dated December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Glenn D. Bolduc
Glenn D. Bolduc
President and Chief Executive Officer

Date:  January 7, 2010

EXHIBIT INDEX

Exhibit No.                         Description

99.1                      Press Release of Implant Sciences Corporation dated December 31, 2009.